Exhibit I

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91582) of Honeywell International Inc. of our report dated June 17, 2005 relating to the financial statements of the Honeywell Savings and Ownership Plan I, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, NJ

June 22, 2005

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